UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 2, 2011 (December 2, 2011)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 2, 2011, Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), entered into separate at the market sales agreements (the “Sales Agreements”) with MLV & Co. LLC, formerly McNicoll, Lewis & Vlak LLC, and Wunderlich Securities, Inc. (the “Sales Agents”), pursuant to which the Company intends to sell shares of the Company’s 8.0% Series D Cumulative Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), from time to time. Such Series D Preferred Stock will be offered and sold pursuant to a prospectus supplement filed with the Securities and Exchange Commission in connection with the Company’s shelf registration statement on Form S-3 (File No. 333-169651), which became effective on November 12, 2010. The Series D Preferred Stock trades on the NYSE Amex under the symbol “MHR.PR.D.” The Sales Agreement with MLV & Co. LLC replaces a sales agreement with similar terms, entered into on March 25, 2011 between the Company and MLV & Co. LLC relating to sales made pursuant to a prospectus supplement filed by the Company with the Securities and Exchange Commission on March 25, 2011 (the “Prior Sales Agreement”).

The Sales Agents will sell the shares of Series D Preferred Stock subject to the Sales Agreements from time to time as agreed by the Company and each Sales Agent. Each time the Company plans to issue and sell shares of Series D Preferred Stock, it will notify one of the Sales Agents of the proposed terms of the placement. The Sales Agreements provide that shares of Series D Preferred Stock may only be sold by one of the Sales Agents on any given day.

Pursuant to the Sales Agreements, the sales, if any, of Series D Preferred Stock will be made in privately negotiated transactions or in any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices including sales made directly on the NYSE Amex, or sales made through a market maker other than on an exchange. The Sales Agents will make all sales using commercially reasonable efforts consistent with their normal sales and trading practices on mutually agreed upon terms between each Sales Agent and the Company.

The Sales Agreements provide for compensation to the Sales Agents of an amount ranging from 2% to 6% of the gross proceeds from the sale of Series D Preferred Stock under the applicable Sales Agreement, depending upon certain conditions, as detailed through various letter agreements mutually agreed upon by the Company and each Sales Agent from time to time. The remaining sales proceeds, after deducting offering expenses and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal the Company’s net proceeds for the sale of the shares. The Company has also agreed to indemnify the Sales Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing description of the Sales Agreements is qualified in its entirety by reference to the Sales Agreements, copies of which are filed as Exhibit 1.1 and Exhibit 1.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information described in Item 1.01 above relating to the termination of the Prior Sales Agreement is hereby incorporated by reference into this Item 1.02.

Item 8.01. Other Events.

The Company is filing this Current Report on Form 8-K to provide the legal opinion of Paul Johnston, Esquire, a copy of which is filed as Exhibit 5.1 to this Current Report on Form 8-K, relating to the Company’s prospectus supplement filed with the Securities and Exchange Commission on December 2, 2011 regarding the “at the market offering” of up to 1,000,000 shares of Series D Preferred Stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	At the Market Sales Agreement dated December 2, 2011 between Magnum Hunter Resources Corporation and MLV & Co. LLC

1.2	At the Market Sales Agreement dated December 2, 2011 between Magnum Hunter Resources Corporation and Wunderlich Securities, Inc.

5.1	Opinion of Paul Johnston, Esquire

23.1	Consent of Paul Johnston, Esquire (Included in Exhibit 5.1)

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: December 2, 2011	/s/ GARY C. EVANS
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	At the Market Sales Agreement dated December 2, 2011 between Magnum Hunter Resources Corporation and MLV & Co. LLC

1.2	At the Market Sales Agreement dated December 2, 2011 between Magnum Hunter Resources Corporation and Wunderlich Securities, Inc.

5.1	Opinion of Paul Johnston, Esquire

23.1	Consent of Paul Johnston, Esquire (Included in Exhibit 5.1)